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                                                                   EXHIBIT 23.1



                      [PRICEWATERHOUSECOOPER PC LETTERHEAD]



                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-52344, 333-55326 and 333-91288) and Form S-3
(No. 333-71812) of Genaissance Pharmaceuticals, Inc. of our report dated February 1, 2003, except for Note 8, as to which the date is March 12, 2003, relating to the financial statements of Genaissance Pharmaceuticals, Inc., which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 10, 2004